Exhibit 5.2

August 28, 2026

Can-Fite BioPharma Ltd.

26 Ben Gurion Street

Ramat Gan 5257346 Israel

Re:	Can-Fite BioPharma Ltd. Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. special counsel to Can-Fite BioPharma Ltd., a company incorporated under the laws of Israel (the “Company”), in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement is being filed for the registration of the following securities which may subsequently be allotted and issued by the Company up to an aggregate initial offer price of $100,000,000 of (i) ordinary shares, no par value (the “Ordinary Shares”), (ii) American Depositary Shares (“ADSs”) representing Ordinary Shares, (iii) rights to purchase Ordinary Shares and/or ADSs (“Subscription Rights”), (iv) warrants to purchase Ordinary Shares and/or ADSs (the “Warrants”), and (v) units consisting of Ordinary Shares, Warrants or Subscription Rights, in any combination (“Units”) (together, the “Securities”). We have reviewed such documents and made such examination of matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are opining herein only as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agency within any jurisdiction. With respect to Israeli law, we understand that you are relying upon the opinion, dated the date hereof, of Amit, Pollak, Matalon & Co., Israeli counsel to the Company, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such law as contained in such opinion of Amit, Pollak, Matalon & Co. We express no opinion herein regarding the validity or issuance of the Ordinary Shares, ADSs, Warrants or Subscription Rights, which matters are being addressed in such opinion of Amit, Pollak, Matalon & Co.

We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date (the “Articles”), and such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Greenberg Traurig, P.A. | Attorneys at Law Azrieli Center, Round Tower | 132 Menachem Begin Road, 30th Floor | Tel Aviv, Israel 6701101 | T +1 +972 (0) 3 636 6000 | F +1 +972 (0) 3 636 6010
www.gtlaw.com

We have assumed (a) that each of the Securities and each applicable agreement pursuant to which such Securities will be issued will be duly authorized, executed and delivered by the parties thereto in accordance with applicable law, consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement and in accordance with the Company’s Articles, (b) that each of the Securities will be validly issued, fully paid and nonassessable (to the extent applicable), (c) that the Warrants, the Subscription Rights and the Units will constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Warrants, the Subscription Rights and the Units as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when (i) the Registration Statement, as finally amended, is declared or has otherwise become effective under the Securities Act, and (ii) the Securities have been duly authorized, executed and delivered by all necessary corporate action of the Company, (1) the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by New York law, (2) the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by New York law, and (3) the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by New York law.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). This opinion is rendered to you in connection with the filing of the Registration Statement referenced above. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.